UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2008

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 8, 2008, the Board of Directors of Deltek, Inc. (the “Company”) adopted the Amended and Restated Bylaws of the Company, which incorporated the following amendments to the Bylaws of the Company with respect to holding a Board of Directors meeting after an annual meeting of stockholders and certain items of business to be considered at such meeting:

(a)	Article III, Section 4 of the Bylaws was deleted in its entirety and replaced with the following:

“SECTION 4. Intentionally Left Blank.”

Prior to the amendment, Article III, Section 4 of the Bylaws read as follows:

“SECTION 4. Annual Meetings. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article III.”

(b)	Article IV, Section 2 of the Bylaws was amended by deleting the clause “at its first meeting held after each annual meeting of stockholders or as soon as thereafter as conveniently may be” from each of the first and second sentences of Article IV, Section 2.

Prior to the amendment, Article IV, Section 2 of the Bylaws read as follows:

“SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as conveniently may be. The Chairman of the Board of Directors, if any, and Chief Executive Officer shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or as soon thereafter as is convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.”

Following the amendment, Article IV, Section 2 of the Bylaws reads as follows:

“SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors. The Chairman of the Board of Directors, if any, and Chief Executive Officer shall be elected annually by the Board of Directors. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws.”

The Amended and Restated Bylaws are effective as of February 8, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Text of Article III, Section 4 of the Amended and Restated Bylaws of Deltek, Inc.

3.2	Text of Article IV, Section 2 of the Amended and Restated Bylaws of Deltek, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTEK, INC.

Date: February 14, 2008	By:	/s/ David Schwiesow
David Schwiesow Senior Vice President, General Counsel and Secretary